UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2021

OMNIA WELLNESS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-211986	98-1291924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 18th Street

Suite 3000

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 325-3738

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 in this Form 8-K regarding the Note (as defined in Item 2.03) is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Between October 25, 2021 and October 29, 2021, Omnia Wellness Inc. (the “Company”) borrowed $90,000 from investors (the “Loan”), evidenced by Convertible Promissory Notes (the “Notes”).

The Notes bear interest at the rate of 10% per annum, and shall be payable, along with the principal, on the earlier of (a) the one year anniversary of the issue date and (b) the consummation of a qualified financing (as defined in the Notes).

Upon the consummation of a qualified financing, all outstanding principal and accrued interest shall automatically convert into the securities issued in the qualified financing. The conversion price of the Notes upon a qualified financing shall be equal to the actual price per security issued in the qualified financing.

The Company intends to use the net proceeds from the Loans for its general working capital.

The Notes contain customary events of default.

The foregoing is a brief description of the terms of the Notes and is qualified in its entirety by reference to the full text of the Notes.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 29, 2021

OMNIA WELLNESS INC.

	By:	/s/ Steve Howe
	Name:	Steve Howe
	Title:	Executive Chairman